File No. 333-_____

As filed with the Securities and Exchange Commission on September 16, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Daxor Corporation

(Exact name of registrant as specified in its charter)

New York	13-2682108
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

350 Fifth Avenue, New York, New York 10118
(Address of Principal Executive Offices, including Zip Code)

Daxor 2020 Incentive Compensation Plan
(Full title of the plan)

Michael Feldschuh

Daxor Corporation

350 Fifth Avenue (Empire State Building)

Suite 4740

New York, New York 10118

(Name and address of agent for service)

(212) 330-8500

(Telephone number, including area code, of agent for service)

with a copy to: Peter D. Fetzer Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 271-2400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [X]	Smaller reporting company [ ]	Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.[  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	250,000	$14.86	$3,715,000	$483

(1)	Amount to be registered consists of an aggregate of 250,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Daxor Corporation (the “Company”) to be issued pursuant to the grant or exercise of awards to participants under the above-named plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Common Stock that may become issuable in accordance with the adjustment and anti-dilution provisions of the above-named plan.

(2)	Determined in accordance with Rules 457(c) and 457(h) under the Securities Act, the registration fee calculation is based on the average of the high and low prices of the Common Stock as reported on the NYSE American Exchange on September 14, 2020.

part I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents constituting Part I of this registration statement will be sent or given to the participants in the Daxor 2020 Incentive Compensation Plan (the “Plan”) as specified by Rule 428(b)(1) under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the U.S. Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Company will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company will furnish to the SEC or its staff a copy of any or all of the documents included in such file.

part II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3 Incorporation of Documents by Reference

The following documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act, and the Investment Company Act of 1940 are incorporated herein by reference and deemed to be a part hereof:

(a)	The Company’s Annual Report on Form N-CSR for the fiscal year ended December 31, 2019;

(b)	The Company’s Current Reports on Form 8-K dated April 23, 2020, May 6, 2020, July 1, 2020, July 15, 2020, July 16, 2020, and July 21, 2020; and

(c)	The description of the Common Stock contained in the Company’s Prospectus and Statement of Additional Information, each dated July 14, 2020, comprising part of the Company’s Registration Statement on Form N-2, Securities Act File No. 333-224509 and Investment Company Act File No. 811-22684, effective as of July 14, 2020.

All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4 Description of Securities.

Not applicable.

Item 5 Interests of Named Experts and Counsel.

None.

Item 6 Indemnification of Directors and Officers

The Certificate of Incorporation and Bylaws of the Company provide that the Company shall indemnify any person to the full extent permitted by the New York Business Corporation Law. Reference is hereby made to Sections 722-725 of the New York Business Corporation Law relating to the indemnification of the officers and directors, which Sections are hereby incorporated herein by reference.

The Company also has indemnification Agreements with each of its directors.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7 Exemption from Registration Claimed

Not applicable.

Item 8 Exhibits

Exhibit Index

Exhibit Number	Description
4.1	Certificate of Incorporation - Filed as Exhibit (a) to Daxor Corporation’s Registration Statement on Form N-2, Securities Act File No. 333-224509 and Investment Company Act File No. 811-22684, filed on June 28, 2012, and incorporated herein by reference.
4.2	Bylaws - Filed as Exhibit 3.2 to Daxor Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009, File No. 001-09999, filed on March 29, 2010, and incorporated herein by reference.
4.3	Daxor Corporation 2020 Incentive Compensation Plan.*
5	Opinion of Foley & Lardner LLP.*
23.1	Consent of Foley & Lardner LLP (included in Exhibit 5).*
23.2	Consent of Withum Smith+Brown, PC.*
24	Powers of Attorney (included on Signature Page).*
*Filed herewith

Item 9 Undertakings

(a) The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement; and

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 16, 2020.

DAXOR CORPORATION

By:	/s/ Michael Feldschuh
Michael Feldschuh
President, Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed below on September 16, 2020. Each person whose signature appears below other than Joy Goudie constitutes and appoints Michael Feldschush and Robert J. Michel, and each of them individually, his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Michael Feldschuh	President, Chief Executive Officer and Chairman (Principal
Michael Feldschuh	Executive Officer)

/s/ Robert J. Michel	Chief Financial Officer and Chief Compliance Officer
Robert J. Michel	(Principal Financial and Accounting Officer)

/s/ Joy Goudie	Director
Joy Goudie, Esq.

*	Director
James Lombard

*	Director
Henry Cremisi, MD

*	Director
Edward Feuer

*	Director
Johnathan Feldschuh

*	Director

*By	/s/ Michael Feldschuh
Michael Feldschuh
Attorney-in-fact

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